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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075,
33-40877, 33-47596, 33-57092 33-57080, 33-53873, 33-53879, 33-53895, 33-60279,
33-60281, 333-07437, 333-23719, 333-23725, and 333-60455) pertaining to the 1981 and 1990 Stock Option Plans, the Employee Stock Purchase Plan, the 1980 Key Employee Stock Purchase Plan, the 1986 Employee Incentive Stock Option Plan, the 1987 Executive Long Term Stock Option Plan, the 1993 Executive Restricted Stock Plan, the Form of Director Warrant of Apple Computer, Inc., the NeXT Software, Inc. 1990 Stock Option Plan, the 1997 Employee Stock Option Plan, the 1997 Director Stock Option Plan, the 1998 Executive Officer Stock Plan and the Senior Officers Restricted Performance Share Plan, and Form S-3 No. 33-62310, Form S-3/A No. 333-10961 and Form S-3/A No. 333-28191 in the related Prospectuses of our report dated October 14, 1996 with respect to the consolidated financial statements and schedule of Apple Computer, Inc. included in this Annual Report (Form 10-K) for the year ended September 25, 1998.

                                          Ernst & Young LLP

San Jose, California
December 21, 1998